Exhibit 99.2

                Written Statement of the Chief Financial Officer
                          Pursuant to 18 U.S.C. ss.1350

     Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Senior Vice President and Chief Financial Officer of State Financial Services Corporation (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Daniel L. Westrope

Daniel L. Westrope
Senior Vice President and Chief Financial Officer
March 14, 2003